UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2025

TSCAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40603	82-5282075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

830 Winter Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 399-9500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.0001 par value per share	TCRX	The Nasdaq Global Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On November 3, 2025, TScan Therapeutics, Inc. (the “Company”) initiated a prioritization strategy by which the Company will prioritize the clinical development of its heme program, pause further enrollment in its solid tumor Phase 1 trial, and focus preclinical efforts on in vivo engineering for solid tumors and target discovery in autoimmunity. Pursuant to such strategy, the Company also implemented a workforce reduction of approximately 30% of the Company’s workforce, or 66 roles. The Company expects to record a one-time charge of up to approximately $2.3 million during the three months ended December 31, 2025, for severance-related benefits and other costs. The charges the Company expects to incur in connection with this workforce reduction are subject to a number of assumptions, risks and uncertainties, and actual results may materially differ. The Company may also incur other material charges not currently contemplated due to events that may occur as a result of, or associated with, these actions.

Item 7.01.	Regulation FD Disclosure.

On November 3, 2025, the Company issued a press release announcing its alignment with the Food & Drug Administration on the pivotal study design for TSC-101, the Company’s strategic decision to prioritize clinical development of its heme program, while pausing further enrollment in its solid tumor Phase 1 trial and focusing preclinical efforts on in vivo engineering for solid tumors and target discovery in autoimmunity, as well as a workforce reduction of approximately 30%, or 66 employees. A copy of the press release is furnished as Exhibit 99.1 hereto.

The Company also announced that it will host a conference call and webcast on Monday, November 3, 2025, at 8:00 a.m. EST, to discuss these updates. The live event and accompanying slides can be accessed by visiting https://tscan-update-call.open-exchange.net/, or via the Events and Presentations section of TScan’s website at https://ir.tscan.com/news-events/events-and-presentations. A copy of the slide presentation is furnished as Exhibit 99.2 hereto. Information contained on the Company’s website is not incorporated by reference into this Current Report on Form 8-K, and you should not consider any information on, or that can be accessed from, the Company’s website as part of this Current Report on Form 8-K.

The information under this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. The Company undertakes no obligation to update, supplement or amend the material attached hereto as Exhibit 99.1 and Exhibit 99.2.

Item 8.01.	Other Events.

On November 3, 2025, the Company announced the following updates:

Hematologic Malignancies Program

•

In October 2025, the Company met with the FDA regarding a pivotal trial design for TSC-101, which is designed to treat residual disease and prevent relapse in patients with AML or MDS undergoing allogeneic hematopoietic cell transplantation (HCT) with reduced intensity conditioning (RIC). The interaction was productive and the FDA has agreed to a study design that mirrors the current Phase 1 ALLOHA trial (NCT05473910).

•

The updated pivotal trial design now includes a biologically assigned internal control arm instead of an external control arm using the CIBMTR registry. In the pivotal trial design, patients who are HLA-A*02:01-positive with an HLA-A*02-negative donor will be assigned to the investigational arm of the study, and patients who are HLA-A*02-01-negative or patients for which an HLA-mismatched donor cannot be found will be assigned to the control arm. This trial design will enable efficient enrollment and streamlined assessment of study endpoints.

•

A fixed dosing regimen was introduced into the ALLOHA trial in 2025 and, in agreement with the FDA, the Company plans to dose approximately five more patients at this dose level to support the upper end of their proposed recommended dose range prior to initiating the pivotal trial. The Company now expects the pivotal trial for TSC-101 to begin in Q2 2026.

•

The Company recently observed instances of relapse or prolonged incomplete chimerism using a high sensitivity assay in TSC-101 patients who were enrolled in the Phase 1 study in 2025. These cases appear to be associated with products that had higher levels of T cell expansion in the manufacturing process. The Company has now implemented an improved, commercial-ready manufacturing process that is shorter (12 days vs. 17 days) and requires less T cell expansion. An initial technology transfer of this process to an external contract development and manufacturing organization has been completed. The commercial-ready process will be used to dose the additional patients requested by the FDA in the ongoing Phase 1 and registrational studies.

•

Data from the ALLOHA Phase 1 trial, including two-year relapse data on initial patients treated with TSC-101, will be presented at the 67th American Society of Hematology (ASH) Annual Meeting and Exposition on December 6, 2025, 5:30 PM-7:30 PM ET.

•

The Company plans to expand HLA coverage of the heme program with two additional investigational new drug (IND) applications. IND applications are scheduled to be filed in Q4 2025 with the goal of initiating Phase 1 development in H2 2026 subject to additional funding. The Phase 1 study will be conducted using the new and shorter manufacturing process.

Solid Tumor Program

•

In October 2025, the first two patients were dosed with multiplex TCR-T therapy candidates in the PLEXI-T solid tumor trial. In addition, seven patients have been treated to date with singleplex TCR-T at dose level 3 or higher.

•

The Company is pausing further enrollment on the study and proceeding with preclinical development of in vivo engineering to treat solid tumors. The Company has recently partnered with a third party specializing in the development of a lentiviral-based platform for in vivo engineering of T cells. The Company believes that this approach represents a promising and cost-efficient way to deliver off-the-shelf, multiplexed TCR-T for solid tumors.

•	The Company expects to share initial safety and efficacy data from the PLEXI-T trial in Q1 2026.

Autoimmunity

•	In October 2025, the Company presented initial data from their autoimmunity programs at the American College of Rheumatology Conference 2025, held in Chicago, IL.

•

The Company continues to identify novel targets in prioritized autoimmune diseases such as ankylosing spondylitis, systemic sclerosis, ulcerative colitis, and birdshot uveitis. In addition, the Company is continuing to discover targets for Crohn’s disease in partnership with Amgen.

Strategic Prioritization

•

The strategic prioritization is expected to produce annual cost savings of $45.0 million in 2026 and 2027, and will impact approximately 30% of the Company’s workforce, or 66 employees. The Company expects to record a one-time charge of up to approximately $2.3 million in the fourth quarter of 2025 for severance-related benefits and other costs.

•	The Company’s cash runway is now extended into the second half of 2027.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on the Company’s beliefs and assumptions and on information currently available to the Company on the date of this Current Report. These forward-looking statements involve substantial risks and uncertainties. Any statements in this Current Report on Form 8-K other than statements of historical fact, including statements about the Company’s future expectations, plans and prospects, constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, express or implied statements regarding expectations, hopes, beliefs, intentions or strategies of the Company regarding its strategic realignment, the workforce reduction, the costs associated therewith, and the benefits thereof, and anticipated cash runway, among others. In addition, any statements about the Company’s strategy, operations and future expectations and plans and prospects for the Company, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “seek,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s financial and operating results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements, including the factors discussed in the “Risk Factors” section contained in the quarterly and annual reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements represent the Company’s views only as of the date of this Current Report on Form 8-K. The Company anticipates that subsequent events and developments may cause its views to change. While the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law even if new information becomes available in the future.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by TScan Therapeutics, Inc., dated November 3, 2025

99.2	Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TScan Therapeutics, Inc.

Date: November 3, 2025	By:	/s/ Gavin MacBeath
Gavin MacBeath
Chief Executive Officer